Exhibit 5.1

[Letterhead of Reed Smith]

May 30, 2014

Neonode Inc.
2350 Mission College Blvd, Suite 190
Santa Clara, CA 95054

Ladies and Gentlemen:

This opinion is furnished to Neonode Inc., a Delaware corporation (the “Company”), in connection with the resale under the Securities Act of 1933, as amended (the “Securities Act”), of 2,500,000 shares of the Company’s common stock, par value $0.001 per share, that are issued and outstanding (the “Shares”) and up to 2,500,000 shares of the Company’s common stock, par value $0.001 per share, (the “Warrant Shares”) that are issuable upon exercise of an outstanding warrant (the “Warrant”), pursuant to the Registration Statement on Form S-3 (the “Registration Statement”) filed on May 30, 2014 with the Securities and Exchange Commission (the “Commission”) and the related prospectus included therein (the “Prospectus”).

As counsel to the Company, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the Shares and the Warrant Shares. We have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Bylaws, certain resolutions of the Company’s Board of Directors, and other proceedings of the Company related thereto. We have also examined such records, documents, and certificates of public officials and of the Company, made such inquiries of officers of the Company and public officials, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

Based upon the foregoing, we are of the opinion that (i) the Shares have been duly authorized, validly issued, and are fully paid and nonassessable, and (ii) the Warrant Shares have been duly authorized and, when issued and delivered by the Company upon exercise of the Warrant and payment of the exercise price in accordance with its terms, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the prospectus constituting a part thereof and any amendments thereto. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Reed Smith LLP

Reed Smith LLP